Exhibit 23.04

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NRG Energy, Inc.:

We consent to the use of our reports dated February 22, 2011, with respect to the consolidated balance sheets of NRG Energy, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated by reference in this registration statement on Form S-4 for $1,100,000,000 8.25% Senior Notes due 2020 Series B. We also consent to the reference to our firm under the heading “Experts” in this prospectus.

As discussed in Note 2 to the consolidated financial statements, the Company adopted Accounting Standards Update (ASU) 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (incorporated into Accounting Standards Codification (ASC) Topic 810, “Consolidation”), effective January 1, 2010; the Company adopted Statement of Financial Accounting Standards (SFAS) 141R, “Business Combinations” (incorporated into Accounting Standards Codification (ASC) Topic 805, “Business Combinations”), SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, Consolidated Financial Statements” (incorporated into ASC Topic 810, “Consolidation”), Financial Accounting Standards Board Staff Position (FSP FAS) 141R-1, “Accounting for Assets and Liabilities Assumed in a Business Combination That Arise from Contingencies” (incorporated into ASC Topic 805, “Business Combinations”), and FSP Accounting Principles Board (APB) No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)” (incorporated into ASC Topic 825, “Financial Instruments”), effective January 1, 2009; and SFAS No. 157, “Fair Value Measurements” (incorporated into ASC Topic 820, “Fair Value Measurements and Disclosures”), effective January 1, 2008.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 22, 2011